Exhibit 99

Release Date: May 1, 2014	Contact: Peter J. Rogers, Jr.
DRAFT #2 4.30.14	Executive Vice President, Investor Relations
443-285-8059

MICROS REPORTS FISCAL 2014 THIRD QUARTER RESULTS

RECORD QUARTERLY REVENUE, NET INCOME AND EPS

Columbia, MD - May 1, 2014— MICROS Systems, Inc. (Nasdaq:MCRS), a leading supplier of information systems to the hospitality and retail industries, today announced the results for its fiscal 2014 third quarter ended March 31, 2014.

FINANCIAL HIGHLIGHTS

•	Revenue for the quarter was $349.0 million, an increase of $33.9 million, or 10.7%, versus the year ago period.

•	Revenue for the nine-month period was $1.009.3 billion, an increase of $69.8 million, or 7.4%, versus the year ago period.

•	GAAP net income for the quarter was $50.3 million, an increase of $6.0 million, or 13.6.%, versus the year ago period.

•	GAAP net income for the nine-month period was $126.0 million, a decrease of $3.4 million, or 2.7%, versus the year ago period.

•	GAAP diluted earnings per share (EPS) for the quarter was $0.66 per share, an increase of $0.11, or 20.0%, versus the year ago period.

•	GAAP diluted EPS for the nine-month period was $1.63, an increase of $0.04, or 2.5%, versus the year ago period.

•	Non-GAAP financial results, excluding the effect of charges for stock options, a litigation charge and accrued interest, amortization of Torex intangibles, restructuring of Torex, and gain on the sale and settlement of auction rate securities, are as follows:

-	Non-GAAP net income for the quarter was $55.0 million, an increase of $5.3 million, or 10.8%, versus the year ago period.

-	Non-GAAP net income for the nine-month period was $141.8 million, a decrease of $1.2 million, or 0.8%, versus the year ago period.

-	Non-GAAP diluted EPS for the quarter was $0.72, an increase of $0.10, or 16.1%, versus the year ago period.

-	Non-GAAP diluted EPS for the nine-month period was $1.84, an increase of $0.08, or 4.5%, versus the year ago period.

MICROS’s quarterly revenue, GAAP net income and EPS (GAAP and Non-GAAP) were Company records.

Peter A. Altabef, MICROS’s President and CEO, stated, “We are pleased with the strong revenue growth and profit performance this quarter. We are encouraged by an improved demand environment for our solutions from current and new clients.“

MICROS’s financial guidance for fiscal 2014 is for revenue between $1.360 billion and $1.385 billion and Non-GAAP EPS from $2.52 to $2.57. The guidance reflects an increase in the ranges provided in January 2014. At that time, revenue guidance for fiscal 2014 was for revenue between $1.320 billion and $1.345 billion, and Non-GAAP EPS between $2.46 and $2.51.

MICROS’s stock is traded through NASDAQ under the symbol MCRS. Some of the statements contained herein not based on historic facts are forward-looking statements that involve risks and uncertainties MICROS is subject to, among others, the following uncertainties and risks: product demand and market acceptance; impact of competitive products and pricing on margins; product development delays and technological difficulties; controlling expenses as MICROS continues to expand; the ability to obtain on acceptable terms the right to incorporate in MICROS’s products and services technology patented by others; the risk that there are actual or perceived security vulnerabilities in MICROS’s products; adverse results in legal disputes resulting in liabilities that exceed reserves; unanticipated tax liabilities; the effects of terrorist activity and armed conflict; the effects of major environmental disasters; weakening in general economic conditions that adversely affect demand for computer hardware or software; and currency fluctuations.

All information in this release is as of May 1, 2014. MICROS undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in MICROS’s expectations.

For further information regarding risks and uncertainties associated with MICROS’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business and Investment Risks” sections of MICROS’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MICROS’s investor relations department at 443-285-8059 or at MICROS’s website at http://www.micros.com.

News
Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Revenue:
Hardware	$78,621	$64,523	$216,249	$195,527
Software	39,242	36,821	118,361	106,346
Service	231,105	213,761	674,642	637,603
Total revenue	348,968	315,105	1,009,252	939,476

Cost of sales:
Hardware	50,476	41,514	139,394	127,867
Software	6,939	5,813	19,519	16,434
Service	109,832	102,201	323,886	304,064
Stock option expense	77	89	266	244
Total cost of sales	167,324	149,617	483,065	448,609

Gross margin	181,644	165,488	526,187	490,867

Selling, general and administrative expenses	87,299	78,254	250,829	230,854
Research and development expenses	18,970	17,970	59,287	51,860
Depreciation and amortization	4,597	4,008	13,658	12,332
Stock option expense	5,577	4,651	16,128	16,022
Torex amortization expense	876	1,694	2,593	4,416
Torex restructuring charge	0	760	216	2,453
Litigation charge	0	0	2,800	0
Total operating expenses	117,319	107,337	345,511	317,937

Income from operations	64,325	58,151	180,676	172,930
Non-operating income (expense):
Interest income, net	877	919	2,543	3,223
Interest expense - litigation charge	0	0	(900)	0
Gain on settlement/sale - auction rate securities	0	0	338	3,494
Other non-operating (expense) income, net	(163)	645	(546)	(319)
Total non-operating income , net	714	1,564	1,435	6,398

Income before taxes	65,039	59,715	182,111	179,328
Income tax provision	14,896	15,370	56,080	49,627
Net income	50,143	44,345	126,031	129,701
Less: Net loss (income) attributable to noncontrolling interest	151	(81)	(51)	(287)

Net Income attributable to MICROS Systems, Inc. (GAAP)	$50,294	$44,264	$125,980	$129,414

Net Income per diluted common share attributable to MICROS Systems, Inc.	$0.66	$0.55	$1.63	$1.59
Weighted-average number of shares outstanding - diluted	76,771	80,502	77,081	81,272

Reconciliation of GAAP Net Income and EPS attributable to MICROS Systems, Inc. to
Non-GAAP Net Income and EPS attributable to MICROS Systems, Inc.

Net Income attributable to MICROS Systems, Inc.	$50,294	$44,264	$125,980	$129,414
Add back:
Stock option expense
Selling, general and administrative expenses	5,037	4,161	14,557	14,766
Research and development expenses	540	490	1,571	1,256
Cost of sales	77	89	266	244
	5,654	4,740	16,394	16,266
Litigation charge, including accrued interest expense	0	0	3,700	0
Torex amortization expense	876	1,694	2,593	4,416
Torex restructuring charge	0	760	216	2,453
Gain on settlement/sale - auction rate securities	0	0	(338)	(3,494)
Total add back	6,530	7,194	22,565	19,641

Subtract tax effect on:
Stock option expense	1,841	1,570	5,215	5,225
Litigation charge, including accrued interest expense	0	0	1,410	0
Torex amortization expense	23	59	67	177
Torex restructuring charge	0	208	49	641
Non-GAAP Net Income attributable to MICROS Systems, Inc.	$54,960	$49,621	$141,804	$143,012

Non-GAAP Net Income per Diluted Common Share attributable to MICROS Systems, Inc.	$0.72	$0.62	$1.84	$1.76

We believe the inclusion of the above non-GAAP measure will be useful to investors because it will enhance the comparability of our current period results to prior periods' results without comparable charges. We also believe inclusion of this measure will enhance comparability of our results to results of our competitors and to the analysts’ forecasts because the analysts typically forecast excluding the effect of share-based payment charge and above one time charges, the non-GAAP measure. In addition, our management uses this measure to evaluate our operating performance and compare our results to our competitors. Management also uses this measure as a metric to measure performance under our executive compensation program.

The Company notes that non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Among the limitations on the use of the non-GAAP measure are the following:

-	The exclusion of non-GAAP items can have a significant impact on reported GAAP net income and diluted net income per share.
-	Other companies may calculate non-GAAP net income and non-GAAP net income per share differently than MICROS does, limiting the usefulness of those measures for comparative purposes.

News
Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands)

	March 31, 2014	June 30, 2013
ASSETS
Current assets:
Cash and cash equivalents and short-term investments	$658,377	$634,069
Accounts receivable, net	265,069	228,455
Inventory	63,597	49,273
Income taxes receivable	3,646	12,771
Deferred income taxes	14,685	15,022
Prepaid expenses and other current assets	51,689	44,648
Total current assets	1,057,063	984,238

Property, plant and equipment, net	58,192	44,127
Deferred income taxes, non-current	50,278	50,186
Goodwill	454,086	432,950
Intangible assets, net	36,068	37,754
Purchased and internally developed software costs, net	37,987	32,543
Other assets	9,233	7,240
Total Assets	$1,702,907	$1,589,038

LIABILITIES AND EQUITY
Current liabilities:
Bank lines of credit	$0	$1,757
Accounts payable	74,347	73,099
Accrued expenses and other current liabilities	157,361	155,491
Income taxes payable	9,725	11,002
Deferred revenue	230,083	177,236
Total current liabilities	471,516	418,585

Income taxes payable, non-current	42,467	35,019
Deferred income taxes, non-current	470	1,157
Other non-current liabilities	14,705	16,007
Total liabilities	529,158	470,768

Commitments and contingencies

Equity:
MICROS Systems, Inc. stockholders’ equity:
Common stock	1,871	1,918
Retained earnings	1,152,756	1,136,763
Accumulated other comprehensive income (loss)	15,946	(23,625)
Total MICROS Systems, Inc. stockholders’ equity	1,170,573	1,115,056
Noncontrolling interest	3,176	3,214
Total Equity	1,173,749	1,118,270

Total Liabilities and Equity	$1,702,907	$1,589,038

News
Contact:	Peter J. Rogers, Jr
EVP, Investor Relations
443-285-8059

MICROS SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

	Nine Months Ended
	March 31,
	2014	2013

Cash flows from operating activities:
Net income	$126,031	$129,701
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,251	16,748
Share-based compensation	16,394	16,266
Amortization of capitalized software	4,836	3,696
Provision for losses on accounts receivable	879	2,871
Litigation reserve, including interest expense	3,700	0
Gain on sales of auction rate securities	0	(4,094)
Other-than-temporary impairment losses on investments, net	0	600
Net (gain) loss on disposal of property, plant and equipment	3	(48)
Changes in operating assets and liabilities (net of impact of acquisitions):
Increase in accounts receivable	(30,701)	(5,846)
Increase in inventory	(13,280)	(9,946)
Increase in prepaid expenses and other assets	(6,198)	(7,091)
Decrease in accounts payable	(410)	(5,020)
Decrease in accrued expenses and other current liabilities	(2,906)	(28,283)
Increase (decrease) in income taxes assets and liabilities	15,366	(2,089)
Increase in deferred revenue	46,780	32,430
Net cash flows provided by operating activities	176,745	139,895

Cash flows from investing activities:
Proceeds from maturities of investments	168,120	24,685
Proceeds from sales of auction rate securities	0	42,119
Purchases of investments	(94,374)	(108,423)
Purchases of property, plant and equipment	(26,639)	(15,692)
Internally developed software costs	(8,415)	(3,398)
Other	189	(299)
Net cash flows provided by (used in) investing activities	38,881	(61,008)

Cash flows from financing activities:
Repurchases of common stock	(170,616)	(90,887)
Proceeds from stock option exercises	41,470	7,326
Proceeds from advance on line of credit	0	4,014
Realized tax benefits from stock option exercises	2,639	3,069
Principal payments on line of credit	(1,795)	0
Cash paid for acquisition of non-controlling interest	0	(846)
Other	(183)	(70)
Net cash flows used in financing activities	(128,485)	(77,394)

Effect of exchange rate changes on cash and cash equivalents	9,731	1,419

Net increase in cash and cash equivalents	96,872	2,912

Cash and cash equivalents at beginning of year	486,023	562,786
Cash and cash equivalents at end of year	$582,895	$565,698

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